EXHIBIT 99.1

ACME UNITED CORPORATION            NEWS RELEASE
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                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                   60 Round Hill Road    Fairfield, CT  06824
                  Phone: (203) 254-6060    FAX: (203) 254-6521
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                                             FOR IMMEDIATE RELEASE June 24, 2008
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ACME UNITED CORPORATION ANNOUNCES NEW BANK FACILITY

         FAIRFIELD, CONN. - June 24, 2008 - Acme United Corporation (AMEX:ACU) today announced that it has entered into a new loan agreement with Wachovia Bank, N.A. The new two year facility increases availability from $15.0 million to $20.0 million, and lowers the interest rate from Libor plus 1% to Libor plus 7/8%.

         The new facility is intended to provide liquidity for growth, share repurchases, dividends, acquisitions, and other related business activities.

         Walter C. Johnsen, Chairman and CEO said, "We are pleased to have the confidence and support of Wachovia Bank, and look forward to using the enhanced liquidity to build our business. We believe the current economic environment may present opportunities where our balance sheet and liquidity could prove beneficial. Our borrowing rate today based on the new formula is 3.4%."


         ACME UNITED CORPORATION is an innovative supplier of cutting devices, measuring instruments, and safety products for school, home, office and industrial use. Its leading brands include Westcott(R), Clauss(R), and PhysiciansCare (R).

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.